SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 31, 2002

                             ONEIDA FINANCIAL CORP.
               (Exact Name of Registrant as Specified in Charter)

  United States of America              000-25101                 16-1561678
  -------------------------        ----------------------       --------------
(State or Other Jurisdiction)     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


182 Main Street, Oneida, New York                                 13421-1676
---------------------------------                                 ----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (315) 363-2000
                                                     --------------




                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On May 31, 2002, Oneida Financial Corp. completed its acquisition of SBC Financial Corporation. As part of the acquisition, SBC Financial Corporation's stockholders received $102.60 per share for each share of SBC Financial Corporation's common stock issued and outstanding. The aggregate purchase price for the transaction was approximately $11.9 million. The transaction was accounted for using the purchase method.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     The financial statements and pro forma information required to be filed by this Item are not available at this time. Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 60 days from the last date on which this Form 8-K was required to be filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     ONEIDA FINANCIAL CORP.



DATE: June 14, 2002             By:      /s/ Eric E. Stickels
                                         -----------------------------------
                                             Eric E. Stickels
                                             Senior Vice President
                                              and Chief Financial Officer